     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996
                                                       REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                          VENTANA MEDICAL SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                           ---------------------------

           DELAWARE                                  94-2976937
   (State of Incorporation)           (I.R.S. Employer Identification Number)

                        3865 NORTH BUSINESS CENTER DRIVE
                                TUCSON, AZ 85705
                    (Address of principal executive offices)

                           ---------------------------


                             1996 STOCK OPTION PLAN
                            1996 DIRECTOR OPTION PLAN
                             1988 STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                           ---------------------------


                               R. MICHAEL RODGERS
                             CHIEF FINANCIAL OFFICER
                          VENTANA MEDICAL SYSTEMS, INC.
                        3865 NORTH BUSINESS CENTER DRIVE
                                TUCSON, AZ 85705
                                 (520) 887-2155

(Name, address, including zip code and telephone number, including area code, of agent for service)
                           ---------------------------

                                    Copy to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304



                         CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED        PROPOSED
                                                              AMOUNT OF            MAXIMUM         MAXIMUM               AMOUNT OF
                   TITLE OF SECURITIES                       SHARES TO BE      OFFERING PRICE     AGGREGATE            REGISTRATION
                    TO BE REGISTERED                          REGISTERED          PER SHARE    OFFERING PRICE               FEE
                   -------------------                       ------------      --------------  --------------          ------------
COMMON STOCK, $.001 PAR VALUE
To be issued under the 1996 Stock Option Plan                1,000,000          $16.75(1)      $16,750,000(1)              $5,076
                                                                                ---------       -------------              -------
To be issued under the 1996 Director Option Plan               250,000          $16.75(1)      $ 4,187,500(1)              $1,269
                                                                                ---------       -------------              -------
To be issued under the 1988 Stock Option Plan                1,056,215          $ 5.40(2)      $ 5,703,561(2)              $1,728
                                                                               ----------       -------------              -------
To be issued under the 1996 Employee Stock Purchase Plan       200,000          $14.25(3)      $ 2,850,000(3)              $  864
                                                             ---------          ---------       -------------              -------
         TOTAL                                               2,506,215                                                     $8,937
                                                             ---------                                                     -------




(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act") solely for purposes of calculating the registration fee. The calculation is based on the closing price per share of the Common
        Stock as reported on the Nasdaq National Market on November 18, 1996 (the "Market Price").


(2) Estimated pursuant to Rule 457(h) under the Act solely for the purpose of calculating the registration fee. The price of $6.00 per share represents the weighted average exercise price based on (a) the weighted average exercise price of $2.48 per share for the 840,399 shares subject to options currently outstanding under the 1988 Stock Plan, and (b) the Market Price as to the 215,816 shares subject to future issuance under the 1988 Stock Plan.


(3) Estimated pursuant to Rule 457(h) under the Act solely for purposes of calculating the registration fee. The calculation is based on 85% (see explanation in following sentence) of the Market Price because the price at which options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the exercise price of a share of Common Stock will be 85% of the fair market value of the Common Stock on the first day of the offering period or the last day of the purchase period, whichever is lower.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission by Ventana Medical Systems, Inc. (the "COMPANY") are hereby incorporated by reference in this Registration Statement:

        (1) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 6, 1996.

        (2)The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act on October 16, 1996.

        (3) The Company's Registration Statement on Form S-1 (file no. 333-4461) under the Securities Act of 1933, as amended, in the form declared effective on July 26, 1996, including the Prospectus dated July 26, 1996 as filed by the Company pursuant to Rule 424(b) on July 26, 1996.

        (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 24, 1996 pursuant to
Section 12(g) of the Exchange Act and declared effective July 26, 1996.

        (5) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby, when offered and sold in accordance with the related plans and agreements, will be duly and validly issued, fully paid and nonassessable. Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation and investment partnerships of which such persons are partners beneficially own 6,610 shares of the Company's Common Stock. Christopher D. Mitchell, the Assistant Secretary of the Company, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

        Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

        Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated July 26, 1996, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, or otherwise that arise out of any untrue statement or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER                                      DESCRIPTION
         -------                                     -----------

           4.1*        1996 Employee Stock Purchase Plan with form of Subscription Agreement.

           4.2*        1996 Director Option Plan with forms of agreements used thereunder.

           4.3*        1996 Stock Option Plan with forms of agreements used thereunder.

           4.4*        1988 Stock Option Plan with forms of agreements used thereunder.

           5.1         Opinion of counsel as to legality of original issuance securities being registered.

          23.1         Consent of counsel (contained in Exhibit 5.1).

          23.2         Consent of Ernst & Young LLP.

          24.1         Power of Attorney (see page II-4).

---------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-4461), as amended, declared effective on July 26, 1996.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this 11th day of November, 1996.


                                   VENTANA MEDICAL SYSTEMS, INC.



                                   By:/s/ R. Michael Rodgers
                                      ----------------------------
                                          R. Michael Rodgers
                                          Chief Financial Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Michael Rodgers and Christopher
D. Mitchell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:




              SIGNATURE                                          TITLE                                     DATE
              ---------                                          -----                                     ----
  /s/ R. James Danehy                    President, Chief Executive Officer and                      November 12, 1996
  -----------------------------------
     (R. James Danehy)                   Director (Principal Executive Officer)

  /s/  R. Michael Rodgers                Vice President and Chief Financial Officer                  November 11, 1996
  -----------------------------------
      (R. Michael Rodgers)               (Principal Financial and Accounting Officer)

  /s/ Edward M. Giles                    Director                                                    November 19, 1996
  -----------------------------------
     (Edward M. Giles)

  /s/ Thomas M. Grogan                   Director                                                    November 22, 1996
  -----------------------------------
    (Thomas M. Grogan)

  /s/ John Patience                      Director                                                    November 14, 1996
  -----------------------------------
    (John Patience)

  /s/ Jack W. Schuler                    Director                                                    November 11, 1996
  -----------------------------------
    (Jack W. Schuler)

  /s/ James M. Strickland                Director                                                    November 20, 1996
  -----------------------------------
    (James M. Strickland)


                          VENTANA MEDICAL SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS




     Exhibit
     Number           Description
     -------          -----------
     4.1*      1996 Employee Stock Purchase Plan with form of Subscription
               Agreement

     4.2* 1996 Director Option Plan with forms of agreements used thereunder

     4.3*      1996 Stock Option Plan with forms of agreements used thereunder

     4.4*      1988 Stock Option Plan with forms of agreements used thereunder

     5.1 Opinion of counsel as to legality of original issuance securities being registered

     23.1      Consent of counsel (contained in Exhibit 5.1)

     23.2      Consent of Ernst & Young LLP

     24.1      Power of Attorney (see page II-4)

         ---------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-4461), as amended, declared effective on July 26, 1996.